EXHIBIT 16 TO FORM 8-K





December 28, 2005



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549



We have read Item 4.01(a) of Form 8-K dated December 28, 2005 of Madison River Capital, LLC and are in agreement with the statements contained in paragraphs 2, 3, 4 and 5 on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01(a) or any of the statements of the registrant contained in Item 4.01(b).



                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                   Ernst & Young LLP